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                                                                    EXHIBIT 21.1

                 AMERICAN WASTE SERVICES, INC. AND SUBSIDIARIES

                          SUBSIDIARIES OF THE COMPANY

The following is a list of the Company's subsidiaries except for unnamed subsidiaries which considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

       Subsidiary Name                           State of Incorporation
       ---------------                           ----------------------

 . American Landfill Gas Company, Inc.                    Ohio
 . American Landfill, Inc.                                Ohio
 . American Landfill Management, Inc.                     Ohio
 . American Waste, Inc                                    Ohio
     . American Waste of Mahoning Valley, Inc.           Ohio
     . American Waste of Northeast Ohio, Inc.            Ohio
 . American Waste Management Services, Inc.               Ohio
 . Antech Ltd.                                            Pennsylvania
 . Avalon Lakes Golf, Inc.                                Ohio
     . Avalon Travel, Inc.                               Ohio
     . TBG, Inc.                                         Ohio
 . AWS Remediation, Inc.                                  Pennsylvania
 . DartAmericA, Inc.                                      Ohio
     . Dart Trucking Company, Inc.                       Ohio
            - Dart Realty, Inc.                          Ohio
            - Dart Services, Inc.                        Ohio
     . TRB National Systems, Inc.                        Ohio
 . Eagle Fidelity Insurance Company                       Vermont
 . Earth Sciences Consultants, Inc.                       Pennsylvania
     . Earth Sciences Consultants of Colorado, Inc.      Colorado
 . East Liverpool Landfill, Inc.                          Ohio
 . Envirco Transportation, Inc.                           Ohio
 . Envirco Transportation Management, Inc.                Ohio
 . Mahoning Landfill, Inc.                                Ohio
     . S.L.F. Development, Inc.                          Ohio


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Parent/subsidiary relationships are indicated by indentations.  In each case,
100% of the voting securities of each of the subsidiaries is owned by the indicated parent of such subsidiary.